Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-132335, 333-138489, 333-139118, 333-142773, 333-152083) and in the Registration Statements on Form S-8 (Nos. 333-147270) of Developers Diversified Realty Corporation of our report dated February 27, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over finincal reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
February 27, 2009